UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On August 11, 2016 and August 12, 2016, Liberty Media Corporation (the “Company”) announced the proposed offering and the pricing, respectively, of $444,614,000 aggregate principal amount of its 2.25% Exchangeable Senior Debentures due 2046 (the “Debentures”) pursuant to an exemption under the Securities Act of 1933, as amended. The offering is expected to close on August 17, 2016, subject to satisfaction of customary closing conditions. The net proceeds from the offering will be used to provide additional funds for operations and for general corporate purposes, including to make acquisitions. The Debentures, as well as the associated cash proceeds, will be attributed to the Liberty Media Group.

The Current Report on Form 8-K and the press releases regarding the Company’s proposed offering and pricing attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release dated August 11, 2016 regarding the offering.
99.2	Press Release dated August 12, 2016 regarding the pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

Exhibit No.	Name
99.1	Press Release dated August 11, 2016 regarding the offering.
99.2	Press Release dated August 12, 2016 regarding the pricing.